UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On each of February 25, 2013 and February 21, 2013, we issued to Partners for Growth III, L.P. (“PFG”) an aggregate of 36,657 shares of common stock, in each case, as a result of PFG’s election to convert $500,000, in each case, of a $3,500,000 loan to the Company into shares of the Company’s common stock at a conversion price of $13.64 per share and in accordance with the conversion terms set forth in the note for the loan.

On February 19, 2013, we issued to PFG an aggregate of 73,314 shares of common stock, as a result of PFG’s election to convert $1,000,000 of a $3,500,000 loan to the Company into shares of the Company’s common stock at a conversion price of $13.64 per share and in accordance with the conversion terms set forth in the note for the loan.

We issued all of the conversion shares pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). PFG represented that it is an accredited investor.

On February 27, 2013, we issued to PFG a senior convertible promissory note with a principal amount of $1,500,000 in exchange for a loan of the same amount pursuant to the terms of that certain Loan and Security Agreement between the Company and PFG, dated April 14, 2010 (the “Loan Agreement”). At any time prior to the maturity date of April 15, 2015, PFG may at its option convert any amount of the note into shares of our common stock at the rate of $15.80 per share, which equals the ten-day volume weighted average price per share of our common stock prior to the date of our request for the loan.

On February 19, 2013, we issued to PFG a senior convertible promissory note with a principal amount of $1,500,000 in exchange for a loan of the same amount pursuant to the Loan Agreement. At any time prior to the maturity date of April 15, 2015, PFG may at its option convert any amount of the note into shares of our common stock at the rate of $15.53 per share, which equals the ten-day volume weighted average price per share of our common stock prior to the date of our request for the loan.

We issued the notes pursuant to Rule 506 of Regulation D promulgated under the Securities Act. PFG represented that it is an accredited investor.

Unrelated to the note issuances and conversions provided above, since our last disclosure of unregistered sales of equity securities on February 15, 2013, we have issued an aggregate of 13,257 shares of common stock pursuant to the cashless exercise of unregistered warrants to acquire an aggregate of 33,394 shares of common stock. The exercises all occurred on February 20, 2013 and shares were issued in the following amounts: 875 shares at an exercise price of $8.83 per share, 4,962 shares at an exercise price of $9.80 per share, and 7,420 shares at an exercise price of $9.65 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer